UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

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Smartsheet Inc.
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This Schedule 14A relates to the proposed acquisition of Smartsheet Inc., a Washington corporation (“Smartsheet”), by Einstein Parent, Inc., a Delaware corporation (“Parent”) pursuant to the Agreement and Plan of Merger by and among Smartsheet, Parent, and Einstein Merger Sub, Inc., a Washington corporation and a wholly owned subsidiary of Parent, dated September 24, 2024 (the “Acquisition”).
The following is a transcript of a video keynote address posted to the Company’s website on October 8, 2024:

Speaker 1:	Please welcome Smartsheet President and CEO, Mark Mader.

Mark Mader:	Hello and welcome to ENGAGE 2024. Whether you're here representing your organization or brought the entire team, we are thrilled to have you here with us. In this room, we are nearly 4,000 strong, customers, partners, sponsors and team members, and thousands more tuning in via livestream. I wanted to give a special thank you to our innovator-level sponsors of this year's conference, Prime Consulting Group and Amazon Web Services. Welcome everyone.

So this week our goal is to elevate and celebrate, elevate our understanding of what's possible and celebrate the impressive things you're doing and you are doing some impressive things. Over the past year, you made an impact on every part of the world. I saw the world's largest rocket rolling towards its launch pad, heard that hospitals save thousands of hours, time they can now spend improving patient outcomes, and tuned in to watch the world's largest athletic event unfold. From launch pads to podiums, you were everywhere making incredible things happen, and Smartsheet got to be with you every step of the way, helping you reach the new heights.

Your groundbreaking change is very meaningful, and together we're beginning to tap our full potential. You are powering organizations and so many people benefit from the work you do. I want to ask you, amid all you do, what has it meant to you? What has it meant to your organization? What is it meaning to your clients and customers? Have you earned more responsibility? Have you been promoted? Yeah? Did you get the green light to that funding of a key program because the organization knew you were going to deliver on time and on budget? Do your customers appreciate being more connected, knowing where things actually stand?

I've heard some of these stories, some of them first-hand, some of them second-hand, and I know many of you in the room would answer this with an emphatic yes, and I love that ENGAGE brings us together and gives us a chance to share these stories with one another. I want to talk to you a little bit about how Smartsheet continues to adapt and always will to how we work. Today we stand at this critical juncture in the evolution of work and work management software has reached that next stage of maturity. It's becoming a practical reality. You've spoken, industry analysts have spoken, IT as evidenced by some growing budgets have spoken, and investors have spoken.

By now, many of you have seen that the news of Blackstone and Vista Equity Partners intending to take Smartsheet private. So why are they looking to invest 8.4 billion in Smartsheet? It's because we have the market-leading, enterprise-grade work management software powered by some very active customers and partners. It's because they value the things you already love about Smartsheet and they see the value you're creating for your customers and the outcomes you're driving as you build mission-critical solutions on the Smartsheet platform. You know that we've been thoughtful about how we do business, we're also thoughtful about who we do business with. So we're looking forward to partnering with Blackstone and Vista because they want to accelerate the vision of modernizing work management for enterprises globally.

We will continue to innovate our AI-enabled platform and push the limits of making possible some amazing things for you and your customers. The mission remains the same. It's been 18 years for me, and the mission is to empower anyone to drive meaningful change. You've already seen that change can power some very amazing things. So imagine you have the resources and technology you need to work differently to explore new methods to push the boundaries of what's possible. It's the very definition of operating at peak. The best part, the tools you need to drive that innovation are at your hands, and the good thing, as you'll hear from Ben in a second, they're actually getting better. Now is the time to redefine how your organization works and turning those ideas into reality.

So you've told me that in the midst of all this change, Smartsheet is that axle around which these critical work items happen. I've seen how Smartsheet equips you to bring your most ambitious ideas to life no matter how big the vision or how many people are involved to actually bring that vision to reality. The highest performing teams come from combining diverse skills and work styles. I don't care whether you're in person or you're on video across time zones, whether your talent is in-house or it involves a whole bunch of contractors, it's not one way of working, it's for every way we work. For software to really work for your team ideally, everybody should be as passionate about engaging and using it as you are. That's why we've been transforming how Smartsheet shows up.

We are creating the most beautiful, inviting Smartsheet ever. That is our aim. I know how important it's for your team to be drawn to Smartsheet and for that to happen on Smartsheet's own as well as integrated with the other tools we use every day. You also need to be able to operate freely, securely and reliably at scale. That doesn't matter whether you execute something once or a hundred times or a million times, we're building for you across all those scenarios. We want you to scale your most advanced and your most critical workflows with us. Nobody else lets you scale portfolios the way you can with Control Center, and we were the first to provide granular controls over how data gets shared cross-organizationally with Dynamic View.

You'll hear from the product team in a moment, we continue to innovate sharing controls, designing for how you work. We are the platform for work at scale. Our goal again is to ensure that you and your organization are on the absolute cutting-edge of how modern work is executed, and not a surprise to any of you, that's kind of has to include AI these days. Generally AI is maturing very rapidly. It's being woven into the fabric of how we work and it's helping us solve very complex things at unprecedented speed. There's an opportunity for everyone to participate, to be relevant in the AI economy. I don't think you need to be a coder or a technologist to operate with AI and to reach your peak. Smartsheet was founded on the belief that we could empower anyone regardless of technical know-how to change the way the world works.

I think with the latest tools, this power is of AI starting to get to everyone's hands. We want you to experience this power, and that's why through the end of the year, we're making the entire AI feature set available to all customers. I really encourage you to dive in and experience it. Try it, see the value. So here's why all this matters. To keep up with modern work, you need to adapt and you need your teams to adopt the tools that will help you drive outcomes that matter, and Smartsheet is that hub that puts the data and the content and the resource management in one spot. We aim to integrate your existing tools and your other enterprise apps, the app that connects people across your team and organizations. We want to be there for every part of that work every step of the way.

Coming to ENGAGE is always exhilarating for me. I'm a continuous learner. Learning feels amazing and connecting with people opens all of our eyes to what's possible. So experience everything fully while you're here. But when you go home, you cannot let the spark fade. You have to take action. When you act on your ideas and you put those wheels into motion, you drive success not only for yourself but your organization. Seeing your stories, speaking on behalf of our field team and our product team, it fuels us, right, Dorothy? When I heard Kara's story recently, Kara York runs the marketing PMO for Expedia and she has totally up-leveled her team. She has implemented business logic, she's a functional leader and she's like, "Smartsheet AI work like magic." Yes. Thank you, Kara. That's what we want to hear.

Lynn Urbina at Universal Creative, Lynn's mighty team uses Smartsheet to manage all development on Universal's theme parks globally. It's really enabling the project managers, the engineers, the executives to keep the finger on the pulse for everything that happens. One of my favorite memories from this last year was when Zak Brown, the CEO of McLaren Racing, sent a note over and said, "Hey, all of our F1 engineers are all in on the Smartsheet thing and they're managing the upgrade to the car." The first race after the upgrade, Lando, top of the podium in Miami, his first. So we of course took full credit for that performance. Zak would disagree.

So what do all these customers have in common? I bet you're going to think, "Well, they all use Smartsheet." Well, they do. But I think what stands out is that each of them took action and they took that next big step to put those ideas into motion, which ultimately led to really big wins. So in this moment, let's all feel like drivers of change. I can tell you, we're gearing up for our next chapter and I want to go win together. Thank you.
Forward-Looking Statements
This communication may contain forward-looking statements made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, among other things, statements regarding the ability of the parties to complete the proposed transaction and the expected timing of completion of the proposed transaction; the prospective performance and outlook of Smartsheet’s business, performance and opportunities; Smartsheet’s ability to achieve future financial performance results; as well as any assumptions underlying any of the foregoing. When used in this communication, or any other documents, words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “forecast,” “goal,” “objective,” “plan,” “project,” “seek,” “strategy,” “target,” and similar expressions should be considered forward-looking statements made in good faith by Smartsheet, as applicable, and are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on the beliefs and assumptions of management at the time that these statements were prepared and are subject to risks, uncertainties, and assumptions that could cause Smartsheet’s actual results to differ materially from those expressed or implied in the forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks include, but are not limited to, risks and uncertainties related to: (i) the ability to obtain the requisite approval from shareholders of Smartsheet; (ii) the risk that the proposed transaction may not be completed in a timely manner or at all; (iii) the possibility that competing offers or acquisition proposals for Smartsheet will be made; (iv) the possibility that any or all of the various conditions to the consummation of the proposed transaction may not be satisfied or waived, including the failure to receive any required regulatory approvals from any applicable governmental entities; (v) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, including in circumstances that would require Smartsheet to pay a termination fee or other expenses; (vi) the effect of the pendency of the proposed transaction on Smartsheet’s ability to retain and hire key personnel, its ability to maintain relationships with its customers, suppliers and others with whom it does business, its business generally or its stock price; (vii) risks related to diverting management’s attention from Smartsheet’s ongoing business operations or the loss of one or more members of the management team; (viii) the risk that shareholder litigation in connection with the proposed transaction may result in significant costs of defense, indemnification and liability; (ix) Smartsheet’s ability to achieve future growth and sustain its growth rate; (x) Smartsheet’s ability to attract and retain talent; (xi) Smartsheet’s ability to attract and retain customers (including government customers) and increase sales to its customers; (xii) Smartsheet’s ability to develop and release new products and services and to scale its platform; (xiii) Smartsheet’s ability to increase adoption of its platform through its self-service model; (xiv) Smartsheet’s ability to maintain and grow its relationships with channel and strategic partners; (xv) the highly competitive and rapidly evolving market in which it participates; (xvi) Smartsheet’s ability to identify targets for, execute on, or realize the benefits of, potential acquisitions; and (xvii) its international expansion strategies. Further information on risks that could affect Smartsheet’s results is included in its filings with the SEC, including its most recent Quarterly Report on Form 10-Q and its Annual Report on Form 10-K for the fiscal year ended January 31, 2024, and any current reports on Form 8-K that it may file from time to time. Should any of these risks or uncertainties materialize, actual results could differ materially from expectations. Except as required by applicable law, Smartsheet assumes no obligation to, and does not currently intend to, update or supplement any such forward-looking statements to reflect actual results, new information, future events, changes in its expectations or other circumstances that exist after the date of this communication.
Additional Information and Where to Find It
This communication may be deemed to be solicitation material in respect of the proposed transaction involving Smartsheet Inc. (“Smartsheet”) and affiliates of the Buyers. In connection with the proposed transaction, Smartsheet intends to file with the Securities and Exchange Commission (the “SEC”) and furnish to shareholders a proxy statement seeking Smartsheet shareholder approval of the proposed transaction. This communication is not a substitute for the proxy statement or any other document that Smartsheet may file with the SEC or send to its shareholders in connection with the proposed transaction. INVESTORS AND SHAREHOLDERS OF SMARTSHEET ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY VOTING DECISION WITH RESPECT TO THE PROPOSED TRANSACTION BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT SMARTSHEET AND THE PROPOSED TRANSACTION. The materials to be filed by Smartsheet will be made available to Smartsheet’s investors and shareholders at no expense to them and copies may be obtained free of charge on Smartsheet’s website at https://investors.smartsheet.com/. In addition, all of those materials will be available at no charge on the SEC’s website at www.sec.gov. Any vote in respect of resolutions to be proposed at Smartsheet’s shareholder meeting to approve the proposed transaction or other responses in relation to the proposed transaction should be made only on the basis of the information contained in the proxy statement.
Participants in Solicitation
Smartsheet and its directors, executive officers, other members of its management and employees may be deemed to be participants in the solicitation of proxies of Smartsheet shareholders in connection with the proposed transaction under SEC rules. Information about the Company’s directors and executive officers is set forth under the captions “Proposal 1–Election of Directors,” “Non-Employee Director Compensation,” “Executive Officers,” “Security Ownership of Certain Beneficial Owners, Directors, and Management,” “Executive Compensation,” “Pay Versus Performance” and “Equity Compensation Plan Information,” sections of the definitive proxy statement for the Company’s 2024 annual meeting of shareholders, filed with the SEC on May 1, 2024, and in the Company’s Current Reports on Form 8-K filed with the SEC on March 14, 2024 and March 22, 2024. Additional information regarding ownership of Smartsheet’s securities by its directors and executive officers is included in such persons’ SEC filings on Forms 3 and 4. These documents may be obtained free of charge at the SEC’s web site at www.sec.gov and on Smartsheet’s website at https://investors.smartsheet.com/.
Information concerning the interests of Smartsheet’s participants in the solicitation, which may, in some cases, be different than those of the Smartsheet’s shareholders generally, will be set forth in the proxy statement relating to the proposed transaction when it becomes available.